Exhibit 4.16

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of May 1, 2013, among T-Mobile USA, Inc. (“TMUS”), the new Guarantors party hereto (the “New Guarantors”), the existing Guarantors party hereto (the “Existing Guarantors”), and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, MetroPCS Wireless, Inc. (the “Company”) has heretofore executed and delivered to the Trustee an Indenture, dated as of March 19, 2013 (the “Base Indenture”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 19, 2013 (the “First Supplemental Indenture”), providing for the issuance of its 6.250% Senior Notes due 2021 (the “2021 Notes”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture, dated as of March 19, 2013 (the “Second Supplemental Indenture”), providing for the issuance of its 6.625% Senior Notes due 2023 (together with the 2021 Notes, the “Notes”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture, dated as of April 29, 2013 (the “Third Supplemental Indenture”; and the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”);

WHEREAS, Sections 5.01 and 9.01 of the Base Indenture provide that TMUS (as the “Company” under the Indenture) may execute and deliver to the Trustee a supplemental indenture pursuant to which TMUS assumes the payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

WHEREAS, Section 4.17 of the Base Indenture provides that under certain circumstances TMUS (as the “Company” under the Indenture) is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall become a Guarantor of the applicable Notes on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee, TMUS, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Fourth Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, TMUS, the New Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Fourth Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. TMUS hereby assumes the principal of, and any premium and interest on, the Notes and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed on the terms and subject to the conditions set forth in the Indenture.

3. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally, to unconditionally guarantee the obligations of TMUS (as the “Company” under the Indenture) under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to Article X thereof.

4. Notices. All notices or other communications to TMUS and the New Guarantors shall be given as provided in Section 12.02 of the Base Indenture; in accordance with Section 12.02 of the Base Indenture, notice is hereby given to the parties hereto that notices to TMUS (as the “Company” under the Indenture) and to all Guarantors under the Indenture (including, without limitation, the New Guarantors) shall be sent to:

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Attention: General Counsel

Fax: (425) 383-7040

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

6. Substitution of Successor. Upon execution of this Fourth Supplemental Indenture, TMUS will succeed to, and be substituted for the Company as the “Company” under the Indenture and may exercise every right and power of the Company under the Indenture with the same effect as if TMUS had been so named therein.

7. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and TMUS.

9. Counterpart Originals. This Fourth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

10. Headings, etc. The headings of the Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fourth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the date first above written.

T-MOBILE USA, INC.

By:	/s/ David A. Miller
	Name:	David A. Miller
	Title:	Executive Vice President, General Counsel, and Secretary

[Signature Page — Fourth Supplemental Indenture]

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer

[Signature Page — Fourth Supplemental Indenture]

COOK INLET/VS GSM IV PCS HOLDINGS, LLC

GSV LLC

POWERTEL MEMPHIS LICENSES, INC.

POWERTEL/MEMPHIS, INC.

SUNCOM WIRELESS HOLDINGS, INC.

SUNCOM WIRELESS INVESTMENT COMPANY LLC

SUNCOM WIRELESS LICENSE COMPANY, LLC

SUNCOM WIRELESS MANAGEMENT COMPANY, INC.

SUNCOM WIRELESS OPERATING COMPANY, L.L.C.

SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.

SUNCOM WIRELESS, INC.

T-MOBILE CENTRAL LLC

T-MOBILE LICENSE LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PCS HOLDINGS LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES CORPORATION

T-MOBILE SOUTH LLC

T-MOBILE SUBSIDIARY IV CORPORATION

T-MOBILE WEST LLC

TRITON NETWORK NEWCO, LLC

TRITON PCS FINANCE COMPANY, INC.

TRITON PCS HOLDINGS COMPANY L.L.C.

VOICESTREAM PCS I IOWA CORPORATION

VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.

VOICESTREAM PITTSBURGH, L.P.

WALLC LICENSE, LLC

WIRELESS ALLIANCE, LLC

By:	/s/ David A. Miller
	Name:	David A. Miller
	Title:	Authorized Person of each of the above named entities

[Signature Page — Fourth Supplemental Indenture]

METROPCS AWS, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, INC.

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

METROPCS 700 MHz, LLC

METROPCS NETWORKS, LLC

METROPCS NETWORKS CALIFORNIA, LLC

METROPCS NETWORKS FLORIDA, LLC

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer

[Signature Page — Fourth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

[Signature Page — Fourth Supplemental Indenture]